Exhibit 10.71

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Second Amendment”) is made and entered into as of 3-15-01 2001 by and between Kennedy-Wilson Properties, Ltd., an Illinois corporation (“The Company”) a wholly owned subsidiary of Kennedy-Wilson Inc. a Delaware corporation, having an address of 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210, (“Company”), and James Rosten, an individual (“Employee”).

RECITALS

WHEREAS. Company and Employee have entered into that certain Employment Agreement dated as of January 4, 1999, and amended January 1, 2001, providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Services Provided to the Company, Term, and Bonus.

AMENDMENT TO AGREEMENT

NOW THEREFORE, for. good and valuable consideration the receipt and sufficiently of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of March 15, 2001 as follows:

1.              Section 5 (a) of the Agreement is amended such that, effective March 15, 2001, the Company shall pay Employee a salary equal to $11,538.46 per pay period ($300,000.00 annualized) payable in equal installments every two weeks (based on 26 pay periods per year) and subject to such deductions and withholdings as Company may from time to time be required to make pursuant to applicable law, governmental regulation or

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first written above.

THE COMPANY:	EMPLOYEE:
KENNEDY-WILSON INTERNATIONAL	/s/ Jim Rosten
a California corporation

/s/ William McMorrow
Title: Chairman/ CEO